Exhibit 21

T H E   G I L L E T T E   C O M P A N Y   –   S U B S I D I A R I E S

Name	Organized Under Laws Of
Gillette Australia Pty. Ltd.	Australia
Gillette Holding GmbH	Germany
Its subsidiaries:
Braun GmbH	Germany
Gillette Beteiligungs GmbH	Germany
Its subsidiaries:
Gillette Berlin Holding GmbH and Gillette	Germany
Verwaltungs GmbH
Partners in:
Gillette Deutschland GmbH & Co.	Germany
Gillette Gruppe Deutschland GmbH & Co. oHG	Germany
Braun Espanola, S.A.	Spain
The Gillette Company and Services CV Management Ltd.	Delaware and Bermuda
Partners in:
Series International C.V.	Netherlands
Its subsidiary:
Gillette Group (Europe) Holdings B.V.	Netherlands
Its subsidiaries:
Gillette Group International Sarl	Switzerland
Its subsidiary:
Gillette Trading Sarl	Switzerland
Silk-Epil S.A.S.	France
Braun Oral-B Ireland Limited	Ireland
Gilfin B.V.	Netherlands
Its subsidiary:
Parkfin Ltd.	United Kingdom
Gillette Canada Overseas Holding Company	Nova Scotia
Its subsidiary:
Oral-B Laboratories International LLC	Delaware
Its subsidiary:
Oral-B Laboratories Islands Limited	Cayman Islands
Gillette Latin America Holding B.V.	Netherlands
Its subsidiaries:
Gillette Fountain LLC	Delaware
Its subsidiary:
Grupo Gillette, S.A. de C.V.	Mexico
Gillette Brasil Holding B.V.	Netherlands
Its subsidiary:
Gillette do Brasil Ltda.	Brazil
Gillette Canada Holdings, Inc.	Delaware
Its subsidiary:
Gillette Canada Company	Nova Scotia
Its subsidiary:
Gillette Nova Scotia Company	Nova Scotia
Partners in:
Oral-B Laboratories	Delaware
Gillette International B.V.	Netherlands
Gillette Korea Limited	Korea
Groupe Gillette France S.A.	France

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Name	Organized Under Laws Of
Gillette Japan Inc.	Delaware
Gillette de Mexico, Inc.	Delaware
Gillette Sanayi ve Ticaret A.S.	Turkey
Gillette Group South Africa (Pty.) Limited	South Africa
Gillette Group India Private Limited	India
Gillette Industries Limited	United Kingdom
Its subsidiaries:
Gillette Group UK Limited	United Kingdom
Gillette U.K. Limited	United Kingdom
Gillette (PPI 2000)	United Kingdom
NV Duracell Batteries S.A.	Belgium
Gillette Petersburg Investment Inc.	Delaware
Its subsidiaries:
Gillette Group LLC	Russia
Petersburg Products International zao	Russia
Gillette Home Diagnostics, Inc.	Delaware
Its subsidiary:
Thermoscan Inc.	Delaware

All of the voting securities of each subsidiary listed above are owned by its parent companies, partners, or members. The percentage ownership in Gillette India Limited and Fujian Nanping Nanfu Battery Co., Ltd. is 76% and 72%, respectively.

There are a number of additional subsidiaries in the United States and foreign countries which, considered in the aggregate, do not constitute a significant subsidiary.

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